                              AMENDED AND RESTATED

                                MASTER AGREEMENT

                                      AMONG

                    T. ROWE PRICE INVESTMENT SERVICES, INC.,

                         T. ROWE PRICE ASSOCIATES, INC.,

                                       AND

                      FIRST SECURITY BENEFIT LIFE INSURANCE

                         AND ANNUITY COMPANY OF NEW YORK

    THIS  AGREEMENT  is made as of the 11th day of  October,  1995,  amended and restated as of May 1, 1998, by and among T. ROWE PRICE INVESTMENT SERVICES, INC.
("INVESTMENT  SERVICES"),  T. ROWE PRICE ASSOCIATES,  INC. ("PRICE ASSOCIATES"),
both  Maryland  corporations  with  principal  offices at 100 East Pratt Street,
Baltimore, Maryland 21202, and FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY
COMPANY OF NEW YORK  ("SECURITY  BENEFIT"),  a New York  insurance  company with principal offices at 70 West Red Oak Lane,  Fourth Floor,  White Plans, New York
10604.

                                   WITNESSETH:

    WHEREAS, Security Benefit is a stock life insurance and
annuity company  authorized to conduct an insurance business in the State of New
York;

    WHEREAS,  Security Benefit issues,  among other things,  variable  insurance products;

    WHEREAS, Investment Services markets various investment products;

    WHEREAS, Price Associates is the parent company of Investment Services;

    WHEREAS,  the parties are desirous of entering into a  relationship  whereby
Investment  Services will market and distribute a variable annuity product to be issued by Security Benefit;

    WHEREAS,  this  Agreement is intended to serve as the  framework for setting forth certain rights, responsibilities and obligations of the parties;

    WHEREAS, at or about the same time as entering into this Agreement, Security
Benefit will enter into a Distribution  Agreement with  Investment  Services,  a
Participation Agreement with Investment Services and the Funds, and an Insurance
Agency Agreement ("AGENCY  AGREEMENT") with T. Rowe Price Insurance Agency, Inc.
("AGENCY"); and

    WHEREAS,  this  Agreement  together  with the  Distribution  Agreement,  the
Participation  Agreement,  and the Agency Agreement are intended to serve as the framework for setting forth the various rights, responsibilities and obligations of the parties vis-a-vis one another with respect to the overall relationship;

    NOW THEREFORE, it is agreed as follows:

                                    ARTICLE 1

                             ADDITIONAL DEFINITIONS

    1.1 AFFILIATE -- With respect to a party, any person controlling, controlled by, or under common  control with,  such party,  but shall not include a Fund or
Fund Series.

    1.2 CONTRACTS -- The variable annuity products developed by the parties in  accordance  with  Article 2, which  shall  consist of the  variable  annuity products identified on SCHEDULE 1 to this Agreement as of the Effective Date and any class of variable  insurance  products  that may be added to SCHEDULE 1 from time to time in accordance  with Article 2 of this  Agreement.  For this purpose and under this Agreement generally, the phrase a "class of Contracts" shall mean those  Contracts:  (i) issued by Security Benefit on the same contract form (but allowing  for state  variations)  with the same  benefits,  features and charges distinguishing  such class and reflected on the schedule pages included therein;
(ii)  providing for investment in the same  Subaccounts  which in turn invest in the same Funds; and (iii) covered by the same Registration Statement.

    1.3  DISTRIBUTOR  -- The  same  meaning  as  provided  in  the  Distribution
Agreement.

    1.4 EFFECTIVE DATE -- The date as of which this Agreement is executed.

    1.5 FUND AND FUND SERIES -- An investment  company or series thereof serving as a funding  medium for the Contracts or a class  thereof,  which shall include those Funds and Fund  Series  named on  SCHEDULE 2 to this  Agreement  as of the
Effective Date, and any other  investment  company or series thereof that may be added to  SCHEDULE  2 from  time to time in  accordance  with  Article 2 of this
Agreement.

    1.6  GENERAL  ACCOUNT -- The  assets of  Security  Benefit  other than those allocated to a separate account.

    1.7 ICA-40 -- The federal Investment Company Act of 1940, as amended.

    1.8 INSURANCE COMMISSION -- The appropriate agency charged with regulating insurance activities in New York State.

    1.9 PROSPECTUS -- Unless the context otherwise requires,  the prospectus and statement  of  additional  information,  if  any,  included  in  a  Registration
Statement or the definitive  form thereof for any class of Contracts,  including any supplement thereto, as filed with the SEC under SA-33.

    1.10  REGISTRATION  STATEMENT -- Unless the context  otherwise  requires,  a registration  statement or amendment thereto for a class of Contracts filed with the SEC under SA-33.

    1.11 RELATED AGREEMENT(S) -- The Distribution  Agreement,  the Participation
Agreement,  and the Agency  Agreement  including  the schedules to each, as such
Agreements and schedules may be amended from time to time.

    1.12 SA-33 -- The Securities Act of 1933, as amended.

    1.13 SEC -- The Securities and Exchange Commission.

    1.14 SECURITIES COMMISSION -- The appropriate agency charged with regulating securities activities in New York State, but not the SEC.

    1.15  SEPARATE   ACCOUNT  --  Each  separate  account  of  Security  Benefit supporting a class of Contracts,  which shall  consist of the separate  accounts named  or  otherwise  identified  on  SCHEDULE  3 to  this  Agreement  as of the
Effective Date, and any other separate  account of Security  Benefit that may be added to  SCHEDULE  3 from  time to time in  accordance  with  Article 2 of this
Agreement.

    1.16 SUBACCOUNT -- A sub-division of the Separate Account  available under a class of Contracts,  which shall include  those  subaccounts  named or otherwise identified  on SCHEDULE 3 to this  Agreement as of the Effective  Date,  and any other subaccount that may be added to SCHEDULE 3 from time to time in accordance with Article 2 of this Agreement.

                                    ARTICLE 2

                     PRODUCT DESIGN AND PRODUCT DEVELOPMENT

    2.1 SCOPE.  The parties  intend that this  Agreement  shall  govern  certain aspects of their  relationship  with respect to the development,  administration and offering of one or more classes of Contracts, to be marketed and distributed by Investment Services or other Distributors and to be issued,  underwritten and administered by Security  Benefit.  Nothing  contained in this Agreement creates the relationship of employer-employee, joint venture, partnership or association between  Security  Benefit  on the one hand and  Investment  Services  and Price
Associates on the other hand.

    2.2 EXCLUSIVITY.

        (a)  Until May 1,  1999,  neither  Security  Benefit,  nor an  Affiliate
    thereof,   shall   commence,   proceed  with  or  finalize   discussions  or
    negotiations  with any mutual fund or brokerage  complex,  or any  Affiliate thereof, set forth on SCHEDULE 4 (the "SCHEDULE 4 COMPANIES")  regarding the development,  registration  or  distribution  of  any  variable  annuity  or variable  life  insurance  product  without  the prior  written  consent  of
    Investment Services.  Until May 1, 1999, neither Investment Services nor any
    Affiliate  thereof shall commence,  proceed with or finalize any discussions or negotiations  with any insurance company which is not Security Benefit or an Affiliate thereof regarding the development, registration or distribution in New York of any  variable  annuity  product  without  the  prior  written consent of  Security  Benefit.  Until  October 1, 2004,  neither  Investment
    Services nor any Affiliate thereof shall commence, proceed with, or finalize any  discussion  or  negotiations  with any  insurance  company which is not
    Security  Benefit  or  an  Affiliate   thereof  regarding  the  development,
    registration  or  distribution  of any immediate  variable  annuity  product without the prior  written  consent of Security  Benefit.  Until  October 1,
    2003, neither Security Benefit,  nor any Affiliate thereof,  shall commence, proceed  with,  or  finalize  negotiations  or  discussions  with any of the
    Schedule 4 Companies regarding the development, registration or distribution of any immediate  variable annuity product without the prior written consent of Investment Services.  In the event that, prior to May 1, 1999, Investment
    Services  determines  to  enter  into  an  agreement  for  the  development, registration  or  distribution  in New York of any variable  life  insurance product for distribution by Investment  Services,  Investment  Services will consider  Security  Benefit,  or an  Affiliate  thereof,  for such  product;
    provided that Investment Services shall not be prohibited from entering into such an agreement with any other party.

        (b) Nothing in this Agreement shall prohibit:

            (i)    Funds  managed  by  Price  Associates  or Rowe  Price-Fleming
                   International,   Inc.   ("ROWE   PRICE-FLEMING")   or   their
                   respective  Affiliates  from  entering into  agreements  with insurance  companies  other than  Security  Benefit to act as investment vehicles for such companies' separate accounts; or

            (ii)   Price  Associates,  Rowe  Price-Fleming  or their  respective
                   Affiliates  from providing  investment  advisory  services to
                   insurance   companies  other  than  Security  Benefit,  as  a
                   sub-adviser  or  otherwise,  with respect to such  companies'
                   variable insurance products; or

            (iii)  Security Benefit, or an Affiliate thereof, from entering into a participation agreement with a fund established or operated by a Schedule 4 Company,  to act as a funding  vehicle  for a
                   variable   insurance  product   established  or  operated  by
                   Security Benefit, or an Affiliate thereof, provided that such variable  insurance product is marketed and/or distributed by
                   Security Benefit or an Affiliate thereof; or

            (iv)   Security Benefit, or an Affiliate thereof, from entering into an agreement  with a Schedule 4 Company for the  provision of investment  advisory  services  to an  underlying  investment vehicle  of  a  variable  insurance  product  established  or
                   operated  by  Security  Benefit  or  an  Affiliate   thereof,
                   provided  that such  variable  insurance  product is marketed and/or  distributed  by  Security  Benefit,  or an  Affiliate thereof.

    2.3 PRODUCT DESIGN.  The first class of Contracts shall contain the features indicated in SCHEDULE 5 and Sections 2.5 and 2.6,  provided  that such  features are not  inconsistent  with the features  described in the initial  Registration
Statement filed with the SEC and declared effective on or prior to the Effective
Date and as  provided  in the  Contract  filed as an exhibit  thereto.  Security
Benefit and  Investment  Services shall consult in good faith with each other in connection with the development of any subsequent class of Contract with respect to the  parameters  set forth in Sections 2.5 and 2.6, and the desired  features and benefits for each class of Contracts. The features and benefits may include, among others:

        (a) minimum and maximum  initial and  subsequent  premium  payments  and premium payment plans;

        (b) premium payment allocations, including limits thereon;

        (c) transfers among Subaccounts,  including transfers made in connection with various asset  rebalancing and dollar cost averaging  programs, and limits thereon and charges therefor;

        (d) full and partial withdrawals, including limits and charges thereon;

        (e) minimum guaranteed death benefits;

        (f) annuity options and modes,  including any such options or modes that
            Security Benefit has available, and partial annuitization;

        (g) overall   limits  on  charges  and  expenses,   and  any  limits  on
            allocations thereof to subaccounts;

        (h) funding media underlying the Subaccounts; and

        (i) availability  of a General  Account  option and terms and conditions thereof.

        (j) a liquidity feature for the withdrawal of contract value; and

        (k) a minimum guarantee to the level of annuity payments.

    Security  Benefit  shall be  responsible  for creating one or more  Contract forms,  as  appropriate  for the  states or  jurisdictions  agreed  upon for the marketing of the Contracts.

    2.4  GEOGRAPHIC  SCOPE OF  MARKETING.  Unless  otherwise  agreed in writing,
Security Benefit shall use its best efforts to make the Contracts  available for issuance in the State of New York.  Security  Benefit,  recognizing the business needs of Investment Services, will use its best efforts, as appropriate, to make the Contracts available as promptly as practicable in New York. It is understood that Security  Benefit will make all reasonable  efforts to have the first class of  Contracts  approved,  filed  or  otherwise  cleared  in New York so that the
Contracts can be offered no later than the third quarter of 1995.

    2.5  SPECIFIC  PARAMETERS.  The specific  parameters  to be reflected in the first  class  of  Contracts  and  to be  considered  in the  development  of any subsequent class of Contracts include the following:

        (A) PREMIUM TAX.  Assessments  of a premium tax against a Contract  only upon  annuitization,  surrender or death,  and not against premium  payments when accepted by Security Benefit;  except that Security Benefit may reserve the right to deduct premium taxes at any time;

        (B)  RESERVATION OF RIGHTS.  That any right to restrict,  terminate,  or otherwise limit transfer,  premium payment allocation, or partial withdrawal
    privileges,   or  to  impose  charges   therefor,   to  deduct  premium  tax
    assessments,  or to impose or increase other expenses or charges  related to such Contracts and reserved by Security Benefit may not be exercised without the written  consent of  Investment  Services and without  first having made
    appropriate   modifications  to  applicable  Contract  forms,   Registration
    Statements and Prospectuses;

        (C) ANNUITY OPTIONS.  The annuity options  available shall be similar in kind and number to those  offered by  competitors  and  include  any annuity options that Security  Benefit or its  Affiliates  have  available,  and any change or amendment to the assumed  interest  rate used in  connection  with such annuity  options from that used in the first class of Contracts  may be made only with the written consent of Investment Services; and

        (D) GENERAL  ACCOUNT.  The General  Account option shall be designed and offered  in a  manner  that  will  qualify  the  interests  therein  for the exclusion  provided by Section 3(a)(8) of SA-33.  The General Account option shall offer rates of interest  determined,  under normal  circumstances,  in accordance with Security Benefit's normal interest rate crediting procedures set forth in SCHEDULE 6 to this  Agreement.  Security  Benefit shall consult with  Investment  Services in advance with respect to the General  Account's current interest rates to be declared,  and the views of Investment Services shall be reasonably  considered in the establishment of such rates; provided that the  determination  of the current rate to be credited shall be made by
    Security Benefit.  Security Benefit and Investment  Services have determined to use interest rate crediting procedures that maintain sufficient liquidity in  the  General  Account  to  allow  exchanges  from  such  Account  to any
    Subaccount  pursuant  to the dollar  cost  averaging  and asset  rebalancing options.  Security  Benefit and Investment  Services agree that in the event that short-term  rates fall to a level such that it is difficult to maintain the contractually guaranteed minimum interest rate of three (3) percent that must be credited on the General  Account,  the parties  hereto shall in good faith enter into  discussions  with a view to  changing  the  interest  rate crediting  procedures,  or taking other steps to allow  Security  Benefit to support the contractually  guaranteed interest rate, which steps may include requiring the dollar cost averaging from the General  Account be implemented over a minimum  period of time in excess of the  one-year  period  currently required.

    2.6 SECTION 403(B) PLANS.  Security Benefit has informed Investment Services of its  profitability  concerns  if the  Contracts  are used to fund plans under
Section  403(b)  of the  Internal  Revenue  Code of 1986,  as  amended  ("403(b)
Plans"). As a result,  Security Benefit reserves the right to cease offering the first  class of  Contracts  in  connection  with  403(b)  Plans  and to create a separate contract for 403(b) Plans with different  specifications  than those of the Contracts.  Security Benefit shall consult with Investment Services prior to creating  such  separate  contracts  and take such action  only after  obtaining
Investment Services' written consent,  which shall not be unreasonably withheld.
Once such separate contracts are available,  Investment  Services will no longer offer the first class of Contracts to fund 403(b) Plans; provided, however, that
403(b) Plans to which the  Contracts  have been offered prior to the creation of such separate  contracts may continue to offer the Contracts.  Security  Benefit shall assist  Investment  Services in  understanding  its approach to marketing, administering and processing 403(b) Plans.

    2.7  CHANGES  IN  OR  RELATING  TO  A  CONTRACT  FORM.   After  the  initial
Registration  Statement for a class of Contracts has been declared  effective by the SEC, the parties from time to time may mutually agree upon a material change in the terms and provisions of a Contract form(s) for such class or an amendment or rider to such Contract form(s). Except to the extent necessary to comply with applicable laws, rules, regulations or orders, or to accommodate the termination of a Fund or Fund  Series  pursuant  to a decision  of that  Fund's  management,
Security Benefit shall not change unilaterally in any material respect the terms and provisions of a Contract form for a class of Contracts,  including,  but not limited to, a change in the  variable  information  included  in schedule  pages distinguishing  such class of Contracts,  or a change in the Separate Account or
Subaccounts  thereof  designated  to support such  Contract or any Fund or other funding media underlying any Subaccount,  or make any amendment or rider to such
Contract form whatsoever,  without first obtaining  Investment Services' written consent  thereto,  which  shall not be  unreasonably  withheld.  Any such change agreed upon or consented to in  accordance  with this Section shall be reflected on the Schedules to this  Agreement,  to the extent  appropriate,  in accordance with the provisions of Section 2.9.

    2.8 CHANGES RELATING TO OUTSTANDING  CONTRACTS OR RELATED SEPARATE ACCOUNTS,
SUBACCOUNTS  AND FUNDS.  After a Contract  has been  issued and is  outstanding,
Security  Benefit  shall  not  make any  material  change  unilaterally  to such
Contract or the class of Contracts  including  such  Contract or to the Separate
Account or Subaccounts  supporting  such Contract or class,  including,  but not limited  to,  reinsuring  such  Contract  or such  class with  another  insurer, transferring a Separate Account or Subaccount to another insurer, substituting a
Fund or Fund Series or  terminating  investment  therein,  or adding new funding media,  without first giving Investment  Services the opportunity to review such change and obtaining Investment  Services' written consent thereto,  which shall not be  unreasonably  withheld,  except to the extent  necessary  to comply with applicable laws, rules, regulations or orders, or to accommodate the termination of a Fund or Fund  Series  pursuant  to a decision  of that  Fund's  management.
Notwithstanding  the above,  Security Benefit will not substitute a Fund or Fund
Series or  terminate  investment  therein  without  the  consent  of  Investment
Services and Price  Associates  unless it is necessary for the best interests of
Contract owners in all states in which the Contracts are held, the  continuation of such  option  would  cause undue risk to  Security  Benefit,  and  Investment
Services  and Price  Associates  shall have  received an opinion  from  counsel, acceptable  to  them,  that  the  substitution  or  termination  is in the  best interests of Contract  owners in all states in which the  Contracts are held and the continuation of such option would cause undue risk to Security Benefit.  Any such change  implemented  in accordance  with this Section shall be reflected on the Schedules to this Agreement,  to the extent appropriate,  in accordance with the provisions of Section 2.9.

    2.9  SCHEDULES.  The  Schedules as in effect on the  Effective  Date provide particular  information concerning the class of Contracts agreed upon as of such
Date. . When the parties  agree upon the features and benefits of another  class of  Contracts,  the  parties  shall  execute  an  additional  Schedule 5 to this
Agreement  which shall be the  proposed  specifications  reflecting  the minimum requirements  for such Contracts.  When the parties agree upon any change to any class of Contracts  pursuant to Section 2.7 or 2.8, the Schedules may be amended and  updated  and  signed by  parties to  reflect  such  changes,  to the extent appropriate.  The  provisions of this Agreement  shall be equally  applicable to each  such  added  class  of  Contracts,  Separate  Account(s)  and  Subaccounts
supporting  such  Contracts  and  Funds  and Fund  Series,  unless  the  context otherwise  requires.  With respect to SCHEDULE 7, Security  Benefit shall update such Schedule promptly or otherwise notify Investment Services in writing of any changes to such Schedule.

                                    ARTICLE 3

                  REGISTRATION, DISTRIBUTION AND ADMINISTRATION

                                OF THE CONTRACTS

    3.1 REGISTRATION, FILINGS AND APPROVALS RELATING TO THE CONTRACTS.

        (a) Security  Benefit shall be solely  responsible  for  developing  and
    preparing   all   necessary   Contract   forms  and  related   applications,
    Registration Statements, Prospectuses and other documents in the usual form, and for  establishing the appropriate  Separate  Accounts and Subaccounts to support the Contracts and invest in the designated  Funds.  Security Benefit may establish more than one Separate Account for this purpose;  however,  no variable insurance products other than the Contracts shall be issued through a  Separate  Account,  nor shall the  Funds be made  available  to any other variable  insurance  products issued by Security  Benefit,  if any,  without
    Investment  Services' prior written consent.  Each Separate Account shall be established in accordance with applicable state law.

        (b) Security  Benefit shall be responsible  for filing all such Contract
    forms,  applications,   Registration  Statements,   Prospectuses,  exemptive
    applications relating to the Contract features, and other documents with the
    SEC and applicable Securities Commissions.

        (c) Security  Benefit shall be responsible  for filing all such Contract forms, applications and other documents relating to the Contracts and/or the
    Separate  Accounts,  as required or customary,  with Insurance  Commissions.
    Security  Benefit shall be responsible  for one year from the effective date of this  Agreement  for  informing  Investment  Services  of any  states  or jurisdictions  requiring  the  registration  of a Fund or Fund Series with a regulatory body of such state or jurisdiction.

        (d) Security Benefit shall be responsible for filing  amendments to such
    Contract forms,  applications,  Registration  Statements,  Prospectuses  and other documents to the extent appropriate or required by applicable law.

    3.2 REGISTRATIONS, FILINGS AND APPROVALS RELATING TO THE FUNDS

        (a) Investment  Services shall be responsible for  establishing any Fund or Fund Series selected as a funding medium for a class of Contracts, to the extent such Fund or Fund Series is not otherwise  established  or maintained by another person.

        (b) With  respect  to each  Fund or Fund  Series  for  which  Investment
    Services  is  responsible  pursuant  to  paragraph  (a)  hereof,  Investment
    Services   shall  be  responsible   for  filing  all  initial   registration
    statements, applications,  prospectuses and other documents for the Fund and its shares with the SEC and Securities Commission, it being understood that, once a Fund has been  established  and has  begun to  offer  its  shares  to investors,  such Fund shall thereafter be responsible for its own operations and compliance with applicable requirements.

    3.3  DISTRIBUTION.   The  Contracts  shall  be  distributed  solely  through
Investment  Services,  any Affiliate thereof, or a Distributor,  pursuant to the
Distribution  Agreement.  Investment  Services and its Affiliates shall develop, implement and manage the marketing  programs for the Contracts,  including,  but not limited to, the operation of the Investment Services telesales center(s).

    3.4 AGENT LICENSING.

        (a)  Licensing  of  insurance  agents to  solicit  applications  for the
    Contracts shall be governed by the Agency Agreement.

        (b) Security Benefit shall be responsible for compliance with applicable insurance laws governing agent  appointment of all persons including persons
    associated  with  Investment   Services  or  an  Affiliate  thereof,   or  a
    Distributor,  engaged in the sale or solicitation of the Contracts. Security
    Benefit shall provide such persons with an Agent and  Administration  Manual
    ("MANUAL"), substantially in the form attached hereto as EXHIBIT A. Security
    Benefit shall inform Investment  Services of any applicable  insurance rules and regulations of which it becomes aware and which it has reason to believe
    Investment Services is not aware.

    3.5 CONTRACT AND SEPARATE ACCOUNT ADMINISTRATION

        (a)  Security   Benefit   shall  be   responsible   for  the   insurance
    underwriting, issuance, service, and administration of the Contracts and for the administration of the Separate Accounts,  including, without limitation, maintenance of a toll-free  telephone  service  center,  such function to be performed  in all  respects  at a level  commensurate  with those  standards
    prevailing  in  the  variable  insurance  industry.   Security  Benefit  has
    developed  procedures for performing such underwriting,  issuing,  servicing and administrative functions,  which procedures are set forth in the Manual.
    Security  Benefit shall not  materially  amend or  supplement  the Manual or adopt or implement  any other  administrative  rules,  procedures or systems without first giving  Investment  Services an opportunity to review any such material and obtaining Investment Services' written consent.

        (b) Nothing in this Section 3.5 shall  relieve  Security  Benefit of its duty, or otherwise diminish such duty, to perform its obligations under this
    Agreement,   nor  shall  this  Section  relieve   Security  Benefit  of  its
    liabilities,  or otherwise  diminish  such  liabilities,  for its failure to perform its obligations under this Agreement.

                                    ARTICLE 4

                            COMPENSATION AND EXPENSES

    4.1 COMPENSATION FOR SECURITY BENEFIT. Unless the parties otherwise agree in writing,  the sole source of compensation  for Security Benefit for carrying out its responsibilities and obligations assumed under this Agreement or the Related
Agreements shall be the revenues derived from the charges deducted in connection with the Contracts.

    4.2 COMPENSATION FOR INVESTMENT  SERVICES Unless the parties otherwise agree in writing,  Investment  Services shall receive no compensation for carrying out its responsibilities and obligations assumed under this Agreement.

    4.3 COMPENSATION FOR INVESTMENT  ADVISORY SERVICES.  Price Associates and/or
Rowe Price-Fleming have executed investment management agreements with the Funds specified on SCHEDULE 2 as of the Effective Date.  Security Benefit,  other than as a  shareholder,  bears  no  responsibility  in any  respect  for  payment  of investment advisory services to the Funds.

    4.4  COMPENSATION  FOR AGENCY,  INC.  Agency,  an  affiliate  of  Investment
Services,  shall enter into an Agency  Agreement with Security Benefit and shall receive the compensation  provided for therein, if any, subject to any amendment to such agreement mutually agreed to by the parties thereto.

    4.5 COMPENSATION FOR THE  DISTRIBUTORS.  Investment  Services may enter into sales agreements with Distributors under the terms specified in the Distribution
Agreement.  Investment  Services and the Agency shall be solely  responsible for the  payment of  compensation  to the  Distributors,  if any,  for  solicitation activities relating to the Contracts.

    4.6 SEEDING OF FUNDS AND FUND  SERIES.  Investment  Services or an Affiliate
thereof shall be  responsible  for  providing  seed capital for any Fund or Fund
Series for whose establishment it is responsible under Section 3.2(a).

    4.7 OTHER INVESTMENT  VEHICLES OF SEPARATE ACCOUNTS OF SECURITY BENEFIT.  In
the  event  that  Security  Benefit  or  an  Affiliate  thereof  is  seeking  an unaffiliated  investment  manager  for any mutual  funds  serving as  investment vehicles  for other  separate  accounts  established  and  operated  by Security
Benefit or such  Affiliate,  Security  Benefit will consider the  appointment of
Price Associates or Rowe Price-Fleming,  or an Affiliate of the foregoing,  as a
sub-adviser  for  such  funds,  or,  in  the   alternative,   to  enter  into  a
participation  agreement with a fund managed by any of the  foregoing;  provided that Security Benefit believes, in its sole discretion, that Price Associates or
Rowe  Price-Fleming  meets  the  criteria  and  standards,  including  marketing standards,  that the Company employs for selecting  investment managers for such mutual funds, and provided further that Security Benefit shall not be prohibited from providing such  recommendation  of, or entering into an agreement with, any other party.

    4.8  EXPENSES.  Except  as  otherwise  provided  herein  and in the  Related
Agreements,  or in  SCHEDULE  7 to this  Agreement,  each  party  shall bear the expenses it incurs in carrying out its  responsibilities and obligations assumed under this Agreement or the Related Agreements.

                                    ARTICLE 5

                   ADDITIONAL RESPONSIBILITIES AND OBLIGATIONS

    5.1 RESOURCES.  Security Benefit and Investment Services shall each allocate sufficient technical support, human resources and all other resources reasonably necessary to carry out their respective responsibilities and obligations assumed under this Agreement and the related Agreements in a timely manner.

    5.2 DUE DILIGENCE. Each party shall provide the other parties access to such of its records,  officers and employees at  reasonable  times as is necessary to enable the parties to fulfill  their  obligations  under this  Agreement and any
Related Agreements and applicable law.

    5.3 EXCHANGES AND REPLACEMENTS.

        (A) SECURITY  BENEFIT.  During the term of this Agreement and subject to
    Sections  9.1  and  9.3  hereof,  neither  Security  Benefit  nor any of its
    Affiliates  shall knowingly  induce or cause, or attempt to induce or cause, directly or indirectly,  any Contract owner to lapse, terminate,  surrender, exchange or cancel his or her Contract,  or to cease or  discontinue  making premium  payments  thereunder  except  where  such act or attempt to cause a lapse, termination, surrender, exchange or cancellation is in response to an enactment of federal or state legislation, order or decision of any court or
    regulatory  body,   administrative   agency,   or  any  other   governmental
    instrumentality,  a change in  circumstances  which makes the  Contracts  or insurance contracts of that type (E.G.,  annuity contracts or life insurance policies) an unsuitable  investment for existing  Contract owners,  or is in response to any event or occurrence  which results or is likely to result in material adverse publicity pertaining to any party to this Agreement.

        (B) INVESTMENT SERVICES.  Unless the parties otherwise agree in writing, during  the term of this  Agreement  and  subject  to  Sections  9.1 and 9.2 hereof,  neither Investment Services nor any of its Affiliates shall execute a program to induce or cause,  or attempt  to induce or cause,  directly  or indirectly, all or substantially all Contract owners of a class of Contracts to lapse,  terminate,  surrender,  exchange or cancel their Contracts, or to cease or discontinue  making premium payments  thereunder  except where such lapse, termination, surrender, exchange or cancellation is in response to an enactment of federal or state legislation, order or decision of any court or
    regulatory  body,   administrative   agency,   or  any  other   governmental
    instrumentality,  a change in  circumstances  which makes the  contracts  or insurance contracts of that type (E.G.,  annuity contracts of life insurance policies) an  unsuitable  investment  for existing  Contract  owners,  is in response to any event or occurrence  which results or is likely to result in material adverse publicity pertaining to any party to this Agreement,  or is in  response to normal  marketing  activities  or  practices  of  Investment
    Services or its Affiliates.

        (C)  COMPLIANCE.  Insurer shall be responsible for obtaining from owners of the Contracts any  replacement  forms  required by the insurance  laws of various  states.  Insurer will notify  Investment  services  promptly of any material changes in the required replacement forms. Insurer will maintain in accordance  with the  recordkeeping  requirements  of the New York Insurance
    Department any replacement forms received in connection with the Contracts.

    5.4 SERVICE AND QUALITY STANDARDS.  Security Benefit and Investment Services
have agreed to implement certain additional service and quality standards as set forth in EXHIBIT B, which may be amended from time to time.

                                    ARTICLE 6

                               PROPRIETARY MATTERS

    6.1 TRADEMARKS

        (A) T. ROWE PRICE LICENSED MARKS.  Investment Services is a wholly owned subsidiary of Price  Associates,  which acts as the investment  adviser to a number  of  registered  investment  companies  (such  investment  companies,
    Investment Services,  Rowe Price-Fleming and Price Associates being referred to  herein as the "T.  Rowe  Price  Family").  Investment  Services  acts as principal  underwriter for each registered investment company in the T. Rowe
    Price  Family,  including T. Rowe Price Equity  Series,  Inc., T. Rowe Price
    International  Series, Inc. and T. Rowe Price Fixed Income Series, Inc., the
    underlying investment media for the Contracts. Entities in the T. Rowe Price
    Family own all right, title and interest in and to the names, trademarks and service marks "T. Rowe Price," "Invest with Confidence,"  "Tele Access," "T.
    Rowe Price Variable Annuity Analyzer,"  "Variable Annuity Analyzer," and the
    "Bighorn  Sheep" logo in the style shown in EXHIBIT C attached  hereto,  and any other  names,  trademarks,  service  marks or logos later  specified  by
    Investment  Services or Price Associates (the "T. ROWE PRICE LICENSED MARKS"
    or the  "LICENSOR'S  LICENSED  MARKS").  Entities  within  the T. Rowe Price
    Family use the T. Rowe Price licensed  marks pursuant to various  agreements with one another.  Investment  Services and Price Associates hereby grant to
    Security  Benefit a non-exclusive  license to use the T. Rowe Price licensed marks in connection with its performance of the services  contemplated under this  Agreement  and  the  Related  Agreements,  subject  to the  terms  and conditions set forth in paragraph (c) hereof.

        (B) SECURITY BENEFIT LICENSED MARKS.  Security Benefit or its Affiliates
    are  the  owners  of all  right,  title  and  interest  in and to the  name, trademark and service mark  "Security  Benefit" used in connection  with the sale and promotion of financial and insurance  products and any other names, trademarks,  service marks or logos later specified by Security Benefit (the
    "SECURITY  BENEFIT  LICENSED  MARKS" or the  "LICENSOR'S  LICENSED  MARKS").
    Security Benefit hereby grants to Investment Services,  Price Associates and their  Affiliates  a  non-exclusive  license  to use  the  Security  Benefit licensed  marks  in  connection  with  their  performance  of  the  services contemplated  by this Agreement and the Related  Agreements,  subject to the terms and conditions set forth in paragraph (c) hereof.

        (C) TERMS AND CONDITIONS

            (I) TERM.  The grant of license by Investment  Services and Security
        Benefit (each,  a "LICENSOR")  to the other and Affiliates  thereof (the
        "LICENSEES")  shall  terminate  automatically  when the Contracts  shall cease to be  outstanding  or invested in a Fund or Fund Series or sooner upon termination by the licensor,  unless otherwise agreed in writing by the parties. Upon automatic  termination,  every licensee shall cease to use a licensor's licensed marks. Upon Investment  Services'  termination of the grant of license,  Security  Benefit shall  immediately  cease to issue new  annuity  contracts  or life  insurance  contracts  or service existing Contracts under any of the Investment  Services licensed marks, and shall  likewise  cease any activity  which  suggests that it has any right under any of the Investment Services licensed marks or that it has any  association  with  Investment  Services or an Affiliate  thereof in connection with any such contracts.  Similarly,  upon Security Benefit's
        termination  of  the  grant  of  license,   Investment   Services  shall
        immediately  cease to distribute new annuity contracts or life insurance contracts or promotional,  sales or advertising material relating to any such  contract  under  the  Security  Benefit  licensed  marks and shall likewise  cease any activity  which suggests that it has any right under the Security  Benefit licensed marks or that it has any association with
        Security  Benefit or an Affiliate  thereof in  connection  with any such contracts.

            (II)  PRE-RELEASE  APPROVAL  OF  TRADEMARK-BEARING   MATERIALS.   In
        addition  to any  pre-release  approvals  that may be  required  under a
        Related Agreement or a participation  agreement, a licensee shall obtain the prior  written  approval of the licensor  for the public  release by such licensee of any materials  bearing the licensor's  licensed  marks.
        Such  material  shall  include,  but not be limited to,  samples of each
        Contract form and application, form correspondence with Contract owners,
        Contract  owner  reports  and any other  materials  that bear any of the licensor's licensed marks.

            (III) RECALL.  During the term of this grant of license,  a licensor may request that a licensee submit samples of any materials  bearing any of the licensor's  licensed marks which were previously  approved by the licensor  but,  due to changed  circumstances,  the licensor may wish to reconsider,  or which  were not  previously  approved  in the manner set forth above. If, on reconsideration or on initial review,  respectively, any such samples fail to meet with the written approval of the licensor, then the licensee shall immediately cease  distributing such disapproved materials.  The licensee shall obtain the prior written  approval of the licensor  for the use of any new  materials  developed  to  replace  the disapproved materials, in the manner set forth above.

            (IV)  ACKNOWLEDGEMENT  OF OWNERSHIP.  Each licensee  hereunder:  (1)
        acknowledges and stipulates that the licensor's licensed marks are valid and enforceable  trademarks and/or service marks; and that such licensee does not own the licensor's  licensed marks and claims no rights therein other  than as a  licensee  under this  Agreement;  (2) agrees  never to contend  otherwise in legal proceedings or in other  circumstances;  and
        (3)  acknowledges  and agrees  that the use of the  licensor's  licensed marks  pursuant  to this grant of license  shall inure to the benefit of the licensor.

    6.2 OWNERSHIP OF PROPRIETARY INFORMATION; CONFIDENTIALITY.

        (A)   INFORMATION  AND  PROSPECTS.   The  names,   addresses  and  other
    information  relating to  prospects or leads for the  Contracts  acquired by
    Investment  Services or its Affiliates or its agents or  representatives  in connection with marketing activities shall be the exclusive property of, and shall be exclusively owned by, Investment Services or its Affiliates, as the case may be. The records created and maintained by Security  Benefit,  or by any subcontractor on behalf of such Company, that pertain to Contract owners and the servicing and administration of the Contracts shall be the exclusive property of, and shall be exclusively owned by, Security  Benefit.  However, to the extent that any  information  may come to the  attention  of Security
    Benefit or any Affiliate thereof,  or be entered into the records created or maintained  by or on behalf of such  Company or an Affiliate  thereof,  as a result of its relationship with Investment  Services or an Affiliate thereof and  not  from  an  independent  source,  such  information  shall  be  kept confidential and shall not be used by Security Benefit or its Affiliates, or their  respective  agents or employees  for any purpose,  including  but not limited to any marketing purpose,  except in connection with the performance of its duties and responsibilities hereunder or under a Related Agreement or under the  Contracts.  In no event  shall the  names and  addresses  of such customers and prospective  customers be furnished by Security Benefit or its
    Affiliate,  or any agent or subcontractor  thereof,  to any other company or person  (except as  required by law or  regulation  and then only upon prior written notice to Investment Services).

        (B)   CONFIDENTIALITY.   Each  party  to  this   Agreement   shall  keep
    confidential the terms and provisions of this Agreement (except as otherwise required by law or  regulation),  the parties'  respective  methods of doing business,  the names,  addresses and other personal  information relating to customers or prospective customers for the Contracts,  the names,  addresses and other personal  information  relating to Contract owners,  and any other information  proprietary  to any  party to this  Agreement,  and  shall  not reproduce,  disseminate  or  otherwise  publish the same to any person not a party to this  Agreement,  without the prior  written  approval of the other parties to this Agreement  (except as required by law or regulation and then only upon prior written notice to the other party).

        (C) RETURN OF  INFORMATION.  Upon a party's  written  request to another party, such other party shall return to the requesting party any information or materials of a proprietary  nature obtained by or on behalf of such other party in the course of the  performance  of this  Agreement  or any  Related
    Agreement.

        (D)  OWNERSHIP  OF  CONTRACT,  FORMS AND OTHER  MATERIALS.  Any Contract
    forms,  riders  or  materials  developed  or used  by  Security  Benefit  in connection  with  the  relationship  between  Security  Benefit,  Investment
    Services,  and  Price  Associates  under  this  Agreement  and  the  Related
    Agreements shall remain the exclusive property of Security Benefit.

        (E)  GENERAL.  The  intent of this  Section  6.2 is that no party or any
    Affiliate thereof shall utilize, or permit to be utilized,  its knowledge of any other party or of any Affiliate  thereof which is derived as a result of the  relationship  created  through the funding and sale of the Contracts or the  solicitation  of sales of any product or service,  except to the extent necessary by the terms of this  Agreement or to further the purposes of this
    Agreement,  or except as expressly permitted with the written consent of the other parties. This Section 6.2 shall remain operative and in full force and effect  regardless of the termination of this  Agreement,  and shall survive any such termination.

    6.3 PUBLIC  ANNOUNCEMENTS.  To the extent reasonably  feasible,  the parties shall confer with one another  prior to the issuance of any reports,  statements or releases  pertaining to this  Agreement,  the Contracts and the  transactions contemplated  hereby,  except  that a party  will in any event have the right to issue any such  reports,  statements  or  releases if upon advice of its counsel such  issuance  is  required  in order to comply  with the  requirements  of any applicable federal, state or local laws and regulations.

                                    ARTICLE 7

                         REPRESENTATIONS AND WARRANTIES

    7.1 ORGANIZATION AND GOOD STANDING.  Each party hereto represents that it is a corporation  duly organized,  validly  existing and in good standing under the laws of that  jurisdiction  set  forth  on page one of this  Agreement;  has all requisite  corporate  power  to  carry  on its  businesses  as it is  now  being conducted  and is qualified to do business in each  jurisdiction  in which it is required to be so  qualified;  and is in good standing in each  jurisdiction  in which such qualification is necessary under applicable law.

    7.2  AUTHORIZATION.  Each party hereto  represents  that the  execution  and delivery of this Agreement and the consummation of the transactions contemplated herein  have been duly  authorized  by all  necessary  corporate  action by such party,  and when so executed and delivered  this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

    7.3 NO CONFLICTS.  Each party hereto represents that the consummation of the transactions  contemplated  herein,  and the  fulfillment  of the  terms of this
Agreement, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under,  the articles of incorporation or bylaws of such party, or any indenture, agreement, mortgage, deed of trust, or other instrument to which such party is a party or by which it is  bound,  or  violate  any law,  or,  to the best of such party's knowledge, any order, rule or regulation applicable to such party of any court or of any federal or state regulatory body,  administrative  agency or any other governmental instrumentality having jurisdiction over such party or any of its properties.

    7.4  ADMINISTRATIVE  SYSTEM.  Security  Benefit  represents  and warrants to
Investment   Services  and  Price   Associates   that  it  has  implemented  the
administrative  systems  and  procedures  necessary  to  issue,  underwrite  for insurance  purposes,  service and  administer  the Contracts and  administer the
Separate Accounts in accordance with the terms and provisions of this Agreement.

                                    ARTICLE 8

                          INDEMNIFICATION AND REMEDIES

    8.1 INDEMNIFICATION

        (A)   INDEMNIFICATION   BY   SECURITY   BENEFIT.   In  addition  to  any
    indemnification liability Security Benefit may have under any of the Related
    Agreements or otherwise,  Security Benefit shall indemnify and hold harmless
    Investment Services, Price Associates, and their Affiliates and any officer, director,  employee  or agent of any of the  foregoing,  against any and all
    losses,   liabilities,   damages,  claims  or  expenses,  joint  or  several
    (including  the  reasonable  costs of  settling  a claim,  investigating  or defending  any  alleged  loss,  liability,  damage,  claim  or  expense  and reasonable  legal counsel fees incurred in connection  therewith),  to which
    Investment  Services,  Price  Associates  and/or any such  person may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, liabilities, damages, claims or expenses result because of a material  breach by Security  Benefit of any provision of this  Agreement or which  proximately  result from any acts or omission of Security  Benefit or
    Security Benefits's officers, directors,  employees, agents (which for these purposes  shall not include an  Underwriter  Representative  or  Distributor
    Representative as those terms are defined in the Distribution  Agreement) or subcontractors that are not in accordance with this Agreement, including but not limited to any violation of any federal or state statute or  regulation.
    Notwithstanding  the above,  no person shall be entitled to  indemnification pursuant to this Section 8.1(a) if such loss,  liability,  damage,  claim or expense is due to the willful  misfeasance,  bad faith,  gross negligence or reckless disregard of duty by the person seeking indemnification.

        (B)  INDEMNIFICATION  BY  INVESTMENT   SERVICES.   In  addition  to  any
    indemnification  liability  Investment  Services  may have  under any of the
    Related  Agreements,  Investment  Services shall indemnify and hold harmless
    Security  Benefit and any Affiliate and any officer,  director,  employee or agent of any of the  foregoing,  against  any and all  losses,  liabilities, damages,  claims or expenses,  joint or several  (including  the  reasonable costs of settling a claim,  investigating  or  defending  any alleged  loss, liability,  damage,  claim or expense  and  reasonable  legal  counsel  fees incurred in connection therewith), to which Security Benefit and/or any such person may become subject under any statute or regulation,  at common law or otherwise, insofar as such losses, liabilities,  damages, claims or expenses result because of a material breach by Investment  Services of any provision of this Agreement,  or which proximately result from any acts or omission of
    Investment   Services's   officers,   directors,    employees,   agents   or
    subcontractors that are not in accordance with this Agreement, including but not limited to any violation of any federal or state statute or  regulation.
    Notwithstanding  the above,  no person shall be entitled to  indemnification pursuant to this Section 8.1(b) if such loss,  liability,  damage,  claim or expense is due to the willful  misfeasance,  bad faith,  gross negligence or reckless disregard of duty by the person seeking indemnification.

        (C)   INDEMNIFICATION  BY  PRICE  ASSOCIATES.   Price  Associates  shall
    indemnify  and hold  harmless  Security  Benefit and any  Affiliate  and any officer,  director,  employee or agent of any of the foregoing,  against any and all losses,  liabilities,  damages, claims or expenses, joint or several
    (including  the  reasonable  costs of  settling  a claim,  investigating  or defending  any  alleged  loss,  liability,  damage,  claim  or  expense  and reasonable  legal counsel fees incurred in connection  therewith),  to which
    Security Benefit and/or any such person may become subject under any statute or  regulation,  at  common  law  or  otherwise,  insofar  as  such  losses, liabilities,  damages,  claims or expenses  result  because of the  material breach by Price Associates of any provision of this Agreement, including but not limited to any violation of any federal or state statute or  regulation.
    Further,  Price  Associates  shall  indemnify  Security  Benefit  under this
    Agreement and the Related  Agreements to the extent that its  Affiliates are unable to fulfill their indemnification  obligations under this Agreement or any  Related  Agreements.  Notwithstanding  the  above,  no person  shall be entitled to  indemnification  pursuant to this Section  8.1(c) if such loss, liability,  damage, claim or expense is due to the willful misfeasance,  bad faith,  gross negligence or reckless disregard of duty by the person seeking indemnification.

        (D)  GENERAL.  After  receipt  by a party  entitled  to  indemnification
    ("indemnified  party") under this Section 8.1 of notice of the  commencement of any  action,  if a claim in  respect  thereof is to be made  against  any
    person  obligated  to  provide   indemnification   under  this  Section  8.1
    ("indemnifying  party"), such indemnified party will notify the indemnifying party in writing of the commencement  thereof within a reasonable time after the summons or other first written  notification  giving  information of the nature of the claim  shall  have been  served  upon the  indemnified  party;
    provided  that the  failure to so notify the  indemnifying  party  shall not relieve the  indemnifying  party from any  liability  under this Section 8.1 except to the extent that the indemnifying  party shall have been prejudiced as a result of the failure or delay in giving such notice.  The indemnifying party shall be entitled to participate,  at its own expense, in the defense, or, if the indemnifying  party so elects,  to assume the defense of any suit brought to enforce any such claim, but, if the indemnifying  party elects to assume the defense,  such defense shall be conducted by legal counsel chosen by the indemnifying  party and satisfactory to the indemnified party, to its
    Affiliates  and any  officer,  director,  employee  or  agent  of any of the foregoing,  in the suit. In the event that the indemnifying  party elects to assume  the  defense of any such suit and retain  such  legal  counsel,  the indemnified  party,  its Affiliates and any officer,  director,  employee or agent of any of the foregoing in the suit,  shall bear the fees and expenses of any additional legal counsel retained by them. If the indemnifying  party does not elect to assume  the  defense of any such  suit,  the  indemnifying party will  reimburse the  indemnified  party,  such  Affiliates,  officers, directors,  employees  or agents in such  suit for the  reasonable  fees and expenses of any legal counsel retained by them.

        (E)  SUCCESSORS.  A  successor  by law  of  Investment  Services,  Price
    Associates,  or Security  Benefit,  as the case may be, shall be entitled to the  benefits of the  indemnification  provisions  contained in this Section
    8.1.

    8.2  RIGHTS,  REMEDIES,  ETC.  ARE  CUMULATIVE.  The  rights,  remedies  and obligations  contained in this  Agreement are  cumulative and are in addition to any and all rights,  remedies and  obligations,  at law or in equity,  which the parties hereto are entitled to under state and federal laws.  Failure of a party to insist upon strict  compliance  with any of the  conditions of this Agreement shall not be construed as a waiver of any of the conditions,  but the same shall remain in full  force and  effect.  No waiver of any of the  provisions  of this
Agreement  shall  be  deemed,  or  shall  constitute,  a  waiver  of  any  other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

    8.3  INTERPRETATION,  JURISDICTION,  ETC. This Agreement,  together with the
Related  Agreements,  constitutes the whole agreement between the parties hereto with respect to the subject  matter  hereof,  and  supersedes  all prior oral or written  understandings,  agreements  or  negotiations  between the parties with respect to such subject matter. No prior writings by or between the parties with respect to the subject matter hereof shall be used by a party in connection with the  interpretation of any provision of this Agreement.  This Agreement shall be construed  and its  provisions  interpreted  under  and in  accordance  with the internal  laws of the state of Maryland  without  giving effect to principles of conflict of laws.  This  Section  8.3 shall not be  construed  to deny  Security
Benefit,  or an Affiliate  thereof,  of any rights to which it is entitled as an owner of shares of the Fund.

    8.4  SEVERABILITY.  This is a  severable  Agreement.  In the event  that any provision of this Agreement  would require a party to take action  prohibited by applicable  federal or state law or prohibit a party from taking action required by  applicable  federal or state law,  then it is the  intention  of the parties hereto that such provision shall be enforced only to the extent  permitted under the law, and, in any event,  that all other  provisions of this Agreement  shall remain valid and duly  enforceable as if the provision at issue had never been a part hereof.

                                   ARTICLE 9

                              TERM AND TERMINATION

    9.1  TERMINATION.  This Agreement shall terminate of its own accord when all
Contracts  issued  pursuant to this Agreement and the Related  Agreements are no longer outstanding and no owner,  annuitant, or beneficiary thereof is receiving any  annuity  benefits  from  Security  Benefit,  or after  five  years from the
Effective  Date may be terminated by any party upon six months written notice to the other parties. Upon termination of this Agreement, Articles 3, 6 and 8 shall nevertheless survive and continue in full force and effect.

    9.2 CHANGES RELATING TO SECURITY BENEFIT.  Upon the occurrence of any of the following  events,  Investment  Services  shall  have  the  right,  in its  sole discretion,  to make  arrangements  for an  exchange  of all or a portion of the
Contracts then outstanding, into insurance contracts issued by another insurance carrier  mutually  acceptable  to the  parties,  and,  upon  being  notified  of
Investment Services' exercise of such right, Security Benefit shall cooperate in effecting  transactions  entitled by such exchange in an expeditious  manner, it being  understood  that  Security  Benefit  may  structure  the  exchange  as  a reinsurance or similar transaction,  and that Security Benefit shall be entitled to reasonable  compensation  from such insurance carrier in connection with such transaction:

        (a) Security  Benefit  shall have become  insolvent or its surplus shall have  become  impaired as such terms are  defined  under  applicable insurance law of Security Benefit's state of domicile;

        (b) the A.M.  Best & Co.  rating of  Security  Benefit is not "A" (or if such  rating  organization  changes  its  rating  system  after  the
            Effective Date, an equivalent rating) or better;

        (c) the  Standard & Poor's  claims  paying  ability  rating of  Security
            Benefit  is not "A-" (or if such  rating  organization  changes  its rating  system after the Effective  Date,  an equivalent  rating) or better;

        (d) Investment  Services determines that Security Benefit is in material breach  of  any  provision  of  this  Agreement  or of  any  Related
            Agreement,  unless such  breach has been cured  within ten (10) days after receipt of notice of such breach;

        (e) in  Investment  Services'  good faith  judgment,  there is an event, occurrence or  circumstance  (including  the enactment of federal or state legislation,  court decision,  a change in circumstances which makes the  Contracts  or  insurance  contracts  of that type  (E.G.,
            annuity   contracts   or  life  insurance  policies)  an  unsuitable
            investment for prospective  customers of Investment Services, or any event,  occurrence  or  circumstance  which  results or is likely to result in material adverse  publicity to any party to this Agreement
            or  an  Affiliate   thereof)  which   substantially  and  materially
            undermines  the  distribution  or servicing of the  Contracts or the reputation and goodwill of any party to this Agreement;

        (f) an assignment or transfer of this Agreement by Security Benefit that does  not  comply  with  the  provisions  of  Section  9.4  of  this
            Agreement;

    9.3 CHANGES RELATING TO INVESTMENT SERVICES. Security Benefit shall have the right,  in its sole  discretion,  to make  changes in the  Contracts,  including causing  a  substitution  of a Fund or  Fund  Series,  upon  the  occurrence  or determination of any of the following events:

        (a) Investment Services, Price Associates, or an Affiliate thereof files a voluntary petition in bankruptcy or for reorganization or shall be the subject of an involuntary petition in bankruptcy for liquidation or reorganization;

        (b) Investment Services, Price Associates, or an Affiliate thereof has a receiver, liquidator or trustee appointed over its affairs;

        (c) Security  Benefit  determines  that  Investment  Services  or  Price
            Associates is in material  breach of any provision of this Agreement or of any  Related  Agreement,  unless such breach is cured with ten
            (10) days after receipt of notice of such breach;

        (d) an assignment or transfer of this  Agreement by Investment  Services or Price  Associates  that does not comply  with the  provisions  of
            Section 9.4 of this Agreement; or

        (e) in  Security  Benefit's  good  faith  judgment,  there is an  event, occurrence or  circumstance  (including  the enactment of federal or state legislation,  court decision,  a change in circumstances which makes the  Contracts  or  insurance  contracts  of that type  (E.G.,
            annuity   contracts  or  life  insurance   policies)  an  unsuitable
            investment for  prospective  customers of Security  Benefit,  or any event,  occurrence  or  circumstance  which  results or is likely to result in material adverse  publicity to any party to this Agreement
            or  an  Affiliate   thereof)  which   substantially  and  materially
            undermines  the  distribution  or servicing of the  Contracts or the reputation and goodwill of any party to this Agreement.

    9.4  ASSIGNMENT  AND  TRANSFER.  This  Agreement  may  not  be  assigned  or transferred  by any party without the prior  written  consent of the other party hereto.

                                   ARTICLE 10

                               GENERAL PROVISIONS

    10.1 NOTICE, CONSENT AND REQUEST. Any notice, consent or request required or permitted  to be given by a party to any other party shall be deemed  sufficient if sent by facsimile transmission followed by Federal Express or other overnight carrier, or if sent by registered or certified mail, postage prepaid,  addressed by the party giving notice to the other party at the following  addresses (or at such other address for a party as shall be specified by like notice);

              if to Security Benefit, to:

                   First Security Benefit Life Insurance and Annuity
                    Company of New York
                   Attn: Peg Avey
                   70 West Red Oak Lane, Fourth Floor
                   White Plains, New York  10604

              copy to:

                   Security Benefit Life Insurance Company
                   Attn:  Amy J. Lee, Esq.
                   700 Harrison Street
                   Topeka, Kansas  66636

              if to Investment Services, to:

                   T. Rowe Price Investment Services, Inc.
                   Attn:  Henry H. Hopkins, Esq.
                   100 East Pratt Street
                   Baltimore, Maryland  21202

              if to Price Associates, to:

                   T. Rowe Price Associates, Inc.
                   Attn:  Henry H. Hopkins, Esq.
                   100 East Pratt Street
                   Baltimore, Maryland  21202

    10.2 CAPTIONS.  The captions in this Agreement are included for  convenience of reference only and in no way define or limit any of the provisions  hereof or otherwise affect their construction or effect.

    10.3   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts,  each of which  taken  together  shall be deemed to be one and the same instrument.

    10.4  AMENDMENT.  No  provisions of this  Agreement may be changed,  waived, discharged or terminated  orally, but only by an instrument in writing signed by the  party  against  which  enforcement  of the  change,  waiver,  discharge  or termination is sought.

    IN  WITNESS  WHEREOF,  the  parties  hereto  have  each duly  executed  this
Agreement as of the day and year first above written.

                                        FIRST SECURITY BENEFIT LIFE INSURANCE
                                        AND ANNUITY COMPANY OF NEW YORK

                                        By its authorized officer

                                        BY:
                                           ---------------------------------
                                           Roger K. Viola

                                        Title:  SECRETARY

                                        Date:   MAY 1, 1998

                                        T. ROWE PRICE INVESTMENT SERVICES, INC.

                                        By its authorized officer

                                        BY:
                                           --------------------------------
                                           Darrell N. Braman

                                        Title: VICE PRESIDENT

                                        Date: MAY 1, 1998

                                        T. ROWE PRICE ASSOCIATES, INC.

                                        By its authorized officer

                                        BY:
                                           -------------------------------
                                           Joseph P. Healy

                                        Title: VICE PRESIDENT

                                        Date: MAY 1, 1998

                                   SCHEDULE 1

                              CLASSES OF CONTRACTS

                         SUPPORTED BY SEPARATE ACCOUNTS

                              LISTED ON SCHEDULE 3

Effective as of the  Effective  Date,  the  following  classes of Contracts  are subject to the Agreement:

--------------------------------------------------------------------------------
 Policy                  SEC 1933 Act          Name of           Annuity
Marketing                Registration        Supporting          or Life
  Name                       Number            Account
--------------------------------------------------------------------------------
T. Rowe Price
No-Load                   33-83240        T. Rowe Price          Annuity
Variable Annuity                          Variable Account
                                          of Security Benefit

--------------------------------------------------------------------------------
Effective as of May 1, 1998, the following classes of Contracts are hereby added to this Schedule 1 and made subject to the Agreement:

--------------------------------------------------------------------------------
 Policy                  SEC 1933 Act          Name of           Annuity
Marketing                Registration        Supporting          or Life
 Name                       Number            Account
--------------------------------------------------------------------------------
T. Rowe Price
No-Load Immediate          33-83240        T. Rowe Price          Annuity
Variable Annuity                          Variable Account
                                          of Security Benefit
--------------------------------------------------------------------------------

IN WITNESS WHEREOF,  Investment  Services,  Price  Associates,  and Security
Benefit  hereby  amend this  Schedule  1 in  accordance  with  Article II of the
Agreement.

ROGER K. VIOLA                          DARRELL N. BRAMAN
----------------------                  -------------------------
Security Benefit                        Investment Services

JOSEPH P. HEALY
----------------------
Price Associates

                                   SCHEDULE 2

                              FUNDS AVAILABLE UNDER
                             EACH CLASS OF CONTRACTS

Effective as of the Effective Date and January 2, 1997, the following  Funds are available under the Contracts:

--------------------------------------------------------------------------------
Contracts Marketing Name      Fund                      Fund Series
--------------------------------------------------------------------------------
T. Rowe Price No-Load      T. Rowe Price           Equity Income Portfolio
 Variable Annuity          Equity Series, Inc.     New America Growth Portfolio
                                                   T. Rowe Price Personal
                                                   Strategy Balanced Portfolio
                                                   T. Rowe Price Mid-Cap Growth
                                                   Portfolio
--------------------------------------------------------------------------------
                           T. Rowe Price           International Stock Portfolio
                           International
                           Series, Inc.
--------------------------------------------------------------------------------
                           T. Rowe Price           Limited-Term Bond Portfolio
                           Fixed Income            T. Rowe Price Prime
                           Series,Inc.             Reserve Portfolio
--------------------------------------------------------------------------------

Effective as of May 1, 1998,  this  Schedule 2 is hereby  amended to reflect the following changes in Fund or Fund Series available under the Contracts:

--------------------------------------------------------------------------------
Contracts Marketing Name      Fund                      Fund Series
--------------------------------------------------------------------------------
T. Rowe Price No-Load      T. Rowe Price           Equity Income Portfolio
 Immediate Variable        Equity Series, Inc.     New America Growth Portfolio
 Annuity                                           T. Rowe Price Personal
                                                   Strategy Balanced Portfolio
                                                   T. Rowe Price Mid-Cap Growth
                                                   Portfolio
--------------------------------------------------------------------------------
                           T. Rowe Price           International Stock Portfolio
                           International
                           Series, Inc.
--------------------------------------------------------------------------------
                           T. Rowe Price           Limited-Term Bond Portfolio
                           Fixed Income            T. Rowe Price Prime
                           Series,Inc.             Reserve Portfolio
--------------------------------------------------------------------------------

IN WITNESS WHEREOF,  Investment Services,  Price Associates and Security Benefit
hereby amend this Schedule 2 in accordance with Article II of the Agreement.

ROGER K. VIOLA                          DARRELL N. BRAMAN
----------------------                  -------------------------
Security Benefit                        Investment Services

JOSEPH P. HEALY
----------------------
Price Associates

                                   SCHEDULE 3

                    SEPARATE ACCOUNTS OF THE SECURITY BENEFIT

                       COMPANIES SUPPORTING THE CONTRACTS

Effective  as  of  the  Effective  Date,  the  following  separate  account  and subaccounts are subject to the Agreement:

--------------------------------------------------------------------------------
Name of Separate     Date Established           SEC 1940 Act    Type of Product
Account and          by Board of Directors      Registration    Supported by
Subaccounts          of the Company             Number          Account
--------------------------------------------------------------------------------
T. Rowe Price        November 11, 1994          811-8726        Variable Annuity
Variable Annuity
Account of
Security Benefit

*  Equity Income
   Subaccount

*  International
   Stock
   Subaccount

*  Limited-Term
   Bond
   Subaccount

*  New America
   Growth
   Subaccount

*  Personal
   Strategy
   Balanced
   Subaccount
--------------------------------------------------------------------------------

Effective  as of  January  2,  1997,  the  following  separate  accounts  and/or subaccounts  are  hereby  added  to this  Schedule  3 and  made  subject  to the
Agreement:

--------------------------------------------------------------------------------
Name of Separate     Date Established           SEC 1940 Act    Type of Product
Account and          by Board of Directors      Registration    Supported by
Subaccounts          of the Company             Number          Account
--------------------------------------------------------------------------------
Prime Reserve        Not applicable             811-8726        Variable Annuity
Subaccount

Mid-Cap Growth
Subaccount
--------------------------------------------------------------------------------

IN WITNESS WHEREOF, Security Benefit,  Investment Services, and Price Associates
hereby amend this Schedule 3 in accordance with Article II of the Agreement.

ROGER K. VIOLA                          DARRELL N. BRAMAN
----------------------                  -------------------------
Security Benefit                        Investment Services

JOSEPH P. HEALY
----------------------
Price Associates

                                   SCHEDULE 4

                    BROKERAGE FIRMS AND MUTUAL FUNDS SPONSORS

American Century
Dreyfus
Fidelity
First Trust
Harbor Capital
Heine Security
Invesco
Jack White
Janus
Neuberger & Berman
Schwab
Scudder
Steinroe
Strong
Vanguard

                                   SCHEDULE 5

                             CONTRACT SPECIFICATIONS

   IN WITNESS  WHEREOF,  Investment  Services,  Price  Associates  and Security
Benefit hereby approve the attached  Contract  Specifications in accordance with
Article 2 of the Agreement.

ROGER K. VIOLA                          DARRELL N. BRAMAN
----------------------                  -------------------------
Security Benefit                        Investment Services

JOSEPH P. HEALY
----------------------
Price Associates

                                   SCHEDULE 6

                       INTEREST RATE CREDITING PROCEDURES

    Security   Benefit's  and  Investment   Services'   assumptions   are  based
fundamentally  on the premise that the fixed  account would not likely be viewed as a long term investment  vehicle,  but rather as a temporary holding portfolio during market swings or to take  advantage of dollar cost  averaging  investment techniques.  Accordingly, Security Benefit assumed only 10% of all contributions made to the Annuity would be allocated to the fixed account.  Other  assumptions were made as to how long the assets would stay in the fixed account and the rate of new sales.  The overall  conclusion from the tests suggests that  investments made for the fixed  account  should be in bonds with  durations  of two to three years to match the estimated net asset flows.

    Another  significant  issue discussed was the anticipated  asset size of the fixed account. With current sales projections for 1995, 1996, and 1997, and only
10%  assumed  to be  invested  in the  fixed  account,  it is not  deemed  to be practical for Security Benefit to segregate a portfolio of this size.

    However,  if a segregated  portfolio is not maintained by Security  Benefit, the methodology of establishing the monthly  crediting rate becomes an issue. In discussing this matter with Investment Services, Security Benefit concluded that an  acceptable  approach in setting the periodic rate would be to start with the yield on 2 1/2 year duration  Treasury notes [(2 yr. T-Note + 3 yr.  T-Note)/2], add 60 basis points for anticipated credit spread and then deduct an agreed upon pricing  spread of 145 basis  points.  The  resulting  rate will be  compared to direct market  competitor rates and one year CD's and may be adjusted.  Security
Benefit believes that once the fixed account reaches approximately $200 million, it  will  then  consider  actually  segregating  a  portfolio  if it  is  deemed beneficial to the contract.

    After a period of one year,  Security  Benefit and Investment  Services will revisit the scenario testing based upon actual experience.  Security Benefit and
Investment   Services  will  revisit  the  scenario  testing  sooner  if  market conditions  warrant.  Such experience will then be used to adjust asset movement assumptions if necessary.

                                   SCHEDULE 7

                                 OTHER EXPENSES

    (1)  Security  Benefit  shall  pay the costs of  printing  and  mailing  the
         Separate Account Financial Statement;  provided, however, that Security
         Benefit  may make  reasonable  inquiry  regarding  the  feasibility  of including  such  Financial  Statement  in any  mailing to all  Contract owners  made  by  Investment  Services,  and  Investment  Services  may
         determine  in its  sole  judgment  to  include  such  Separate  Account
         Financial  Statement in such mailing with no charge to Security Benefit for mailing expenses unless the parties otherwise agree; and

    (2)  Security Benefit shall pay to Investment  Services by each February 28, the  estimated  cost of printing  and mailing the Annual  Statement  of
         Account to Contract owners based upon the number of Contract owners and the cost of preparing  Security  Benefit's normal statement;  provided, however, that Investment Services shall be responsible for printing and mailing such Annual Statement of Account to Contract owners.

                                    EXHIBIT A

                         AGENT AND ADMINISTRATION MANUAL

1   T. Rowe Price and Security Benefit Relationship
*   Who is SBG?
*   Who is T. Rowe Price?
*   SBG and TRP Relationship

2   What is an Annuity?
*   Annuity Basics
*   Fixed and Variable Annuities
*   Immediate vs. Deferred Annuities
*   Accumulation and Annuitization Period
*   Single and Periodic Premiums

3   General Provisions of the Contracts
*   Free Look Period/Exchanges
*   Dollar Cost Averaging/Asset Rebalancing
*   Purchase Payments
*   Ownership, Annuitant, and Beneficiary

4   Investment Options
*   New America Growth
*   International Stock and Equity Income
*   Personal Strategy Balanced
*   Limited Term Bond
*   Fixed Interest Account

5   Benefits
*   Death Benefit Amount and Distribution
*   Periodic Withdrawal
*   Systematic Withdrawal

6   Annuity Payout Options
*   Dates
*   Life Option (1)
*   Life Annuity with Periodic Certain (2)
*   Unity Refund Annuity (3)/Joint and Survivor Annuity (4)
*   Payments for Fixed Period (5)/Payments for Fixed Amount (6)
*   Age Recalculation

7   Screens
*   User Identification/Client/Alpha Screen
*   Values Information/Fixed Interest Account/ACT
*   Services/Contract Names and Addresses/Transaction History
*   Purchases/Exchanges/Notes
*   Forms/DMS/Escheatment

8   Miscellaneous
*   Confirmations/Statements of Accounts
*   Application Check List
*   Letters
*   Checks
*   Addresses and Writing Instructions
*   Processing Questions

9   Administrative Procedures
*   Document Handling Procedures
*   New Application Procedure-CC Batch Entry Procedures
*   New Application Procedure-AA
*   Application Approval List
*   1035 Exchanges and Procedures
*   DMS Indexing-Records Management

10  Administrative Screen Procedures
*   Inquiry
*   New Business
*   Financial
*   Service
*   Communications
*   Screen Navigation

                                    EXHIBIT B

                          SERVICE AND QUALITY STANDARDS

    Investment  Services and Security  Benefit both  recognize the importance of providing  accurate and timely service to Variable Annuity Contract owners.  The parties,  therefore,  agree  to  measure  and  monitor  performance  to  service standards and processing  quality,  and to report results to each on a quarterly basis.  Investment Services and Security Benefit will meet on an annual basis to review service  levels and if necessary,  establish an action plan for improving performance levels.

1.  SALES/NEW CONTRACTS

    Security Benefit will:

    1.   Incoming calls from  Investment  Services  representatives  -- Security
         Benefit  will  have a group of  representatives  adequate  in number to answer incoming calls from Investment Services  representatives between the hours of 9 a.m. - 6 p.m.  EST each day the New York Stock  Exchange is open.  If Security  Benefit  representatives  are  unavailable,  the
         Investment Services representative will leave a message. The Investment
         Services  representative  should  be called  back  within  four  hours, provided that calls  received by Security  Benefit after 2 p.m. EST may be returned  within the first hour of the next business day. As needed,
         Security Benefit representatives will be available for conference calls with Investment Services  representatives and potential Contract owners for complex issues.

    2.   Contract  Establishment -- New contracts will be established on the day of application  receipt,  unless the  application is not in good order.
         Security Benefit will notify Investment Services weekly with the number of  applications  being held  (number of days and  reason)  for further information from the applicant. The contract and welcome letter will be issued within 2 days of contract establishment.

    3.   Confirmation  Statements  -- Security  Benefit  will send the  Contract owners a confirmation  statement the business day after the contract is
         established.   For  one-time   transaction  events  (does  not  include
         automatic  transactions),  Security  Benefit will send the confirmation the next business day.

    4.   Security  Benefit will  provide a weekly  status  report (see  attached example #1) for Investment Services.

    Investment Services will:

    1.   Sales Calls --  Investment  Services  will answer all  telephone  sales inquiries within the following timeframes:

         *    80% of the calls will be answered within 10-20 seconds
         *    The abandonment rate will not exceed  5%
         *    If  assistance  from  an  Investment  Services  Representative  is necessary,  and a message is taken,  the call will be returned the same day,  or if the  message was  received  late in the day,  the following business morning.

    2.   Fulfillment  Kit -- Investment  Services will mail the  fulfillment kit the business day after receiving the fulfillment request.

2.  ADMINISTRATION AND OPERATION SERVICE STANDARDS

    Security Benefit will:

    1.   Written  Transaction  Requests -- Security Benefit will process written requests for  transactions  on the day of receipt (if a business  day).
         Investment  Services is to be notified of the quantity of requests held for further information from the contractholder.

    2.   Contract   Maintenance   Requests  --  Security  Benefit  will  process
         contractholder   maintenance  (i.e.,  services  options)  requests  and
         Investment  Services  generated requests within two(2) business days of receipt.

    3.   Correspondence   --  If  Security  Benefit  rejects  a  Contract  owner
         transaction  request,  Security  Benefit  will  send  a  letter  to the
         Contract  owner by the next business  day. If a maintenance  request is rejected,  Security Benefit will send a letter to the Contract owner by the next  business  day.  If  Security  Benefit  rejects an  Investment
         Services generated transaction or maintenance request, Security Benefit will  notify  the  Investment  Services  representative  on the  day of receipt of the request for Investment  Services action.  All non-system generated correspondence will be noted on the Security Benefit Software in the Notes screen of the Contract owner's records.

    4.   Adjustment  Requests -- If a  contract's  records  require  adjustment,
         Investment Services will notify Security Benefit in writing. Adjustment requests will be processed by Security Benefit on the day of receipt if received by 1:00 pm EST (after 1:00 p.m.  EST will be  completed by end of next business day). Security Benefit will notify Investment Services of any outstanding  adjustment  requests  weekly . Security  Benefit to provide monthly summary of adjustments processed.

    5.   Regulatory  Changes --  Security  Benefit  will take  timely  action to comply with legislation  and/or  regulations which result in changes to the administration of the Variable Annuity Plan.

    Investment Services will:

    1.   Service Calls - Investment  Services will answer all telephone  service calls within the following timeframes:

         *    80% of the calls will be answered within 20 seconds
         *    The abandonment rate will not exceed 5%
         *    If  assistance  from  an  Investment  Services  Representative  is necessary,  and a message is taken,  the call will be returned the same day,  or if the  message was  received  late in the day,  the following business morning.

    2.   All financial transactions received via telephone in good order by 4:00
         p.m. EST will be processed the same day.

    3.   All  maintenance  will  be  processed  within  two  (2)  business  days following  receipt.  Research  requests  will  be  completed  within  3 business  days.  If not completed by the third day, the request will be forwarded to an  Investment  Services  Supervisor  for  follow-up  with
         Security Benefit.

    4.   Correspondence  -- Any  correspondence  requests  handled by Investment
         Services  will be  answered  within 3  business  days of the  requests.
         Investment  Services  will  note  the  correspondence  on the  Security
         Benefit Software in the Notes screen of the contractholder's records.

3.  QUALITY TARGET GOALS

    Both Security  Benefit and  Investment  Services will maintain the following quality target goals:

                   FUNCTION                                   GOAL (%)

           Contract Set-up                       98
           Correspondence Rating Accuracy        98
           Contract Maintenance Accuracy         98
           Financial Transactions                99

                                    EXHIBIT C

                               BIGHORN SHEEP LOGO

                                   SCHEDULE 2

                              FUNDS AVAILABLE UNDER
                             EACH CLASS OF CONTRACTS

Effective as of the Effective Date and January 2, 1997, the following  Funds are available under the Contracts:

========================================================================================
Contracts Marketing
       Name                     Fund                          Fund Series
======================================================================================
T. Rowe Price No-Load   T. Rowe Price Equity         T. Rowe Price Equity Income
Variable Annuity         Series, Inc.                 Portfolio
                                                     T. Rowe Price New America
                                                      Growth Portfolio
                                                     T. Rowe Price Personal Strategy
                                                      Balanced Portfolio
                                                     T. Rowe Price Mid-Cap
                                                      Growth Portfolio
---------------------------------------------------------------------------------------
                        T. Rowe Price International  T. Rowe Price International
                         Series, Inc.                  Stock Portfolio
---------------------------------------------------------------------------------------
                        T. Rowe Price Fixed Income   T. Rowe Price Limited-Term
                         Series, Inc.                  Bond Portfolio
                                                     T. Rowe Price Prime Reserve
                                                      Portfolio
=======================================================================================

Effective as of May 1, 1998,  this  Schedule 2 is hereby  amended to reflect the following changes in Fund or Fund Series available under the Contracts:

=======================================================================================
 Contracts Marketing
        Name                    Fund                          Fund Series
=======================================================================================
T. Rowe Price No-Load   T. Rowe Price Equity         T. Rowe Price Equity Income
 Immediate Variable      Series, Inc.                 Portfolio
 Annuity                                             T. Rowe Price New America
                                                      Growth Portfolio
                                                     T. Rowe Price Personal
                                                      Strategy Balanced Portfolio
                                                     T. Rowe Price Mid-Cap
                                                      Growth Portfolio
---------------------------------------------------------------------------------------
                        T. Rowe Price International  T. Rowe Price International
                         Series, Inc.                 Stock Portfolio
---------------------------------------------------------------------------------------
                        T. Rowe Price Fixed Income   T. Rowe Price Limited Term
                         Series, Inc.                 Bond Portfolio
                                                     T. Rowe Price Prime Reserve
                                                      Portfolio
=======================================================================================

Effective as of February 1, 2001,  this Schedule 2 is hereby  amended to reflect the following changes in Fund or Fund Series available under the Contracts:

=======================================================================================
  Contracts Marketing
         Name                     Fund                         Fund Series
=======================================================================================
T. Rowe Price No-Load   T. Rowe Price Equity         T. Rowe Price Equity Income
 Variable Annuity        Series, Inc.                 Portfolio
                                                     T. Rowe Price New America
                                                      Growth Portfolio
                                                     T. Rowe Price Personal Strategy
                                                      Balanced Portfolio
                                                     T. Rowe Price Mid-Cap Growth
                                                      Portfolio
                                                     T. Rowe Price Blue Chip Growth
                                                      Portfolio
                                                     T. Rowe Price Health Sciences
                                                      Portfolio
                                                     T. Rowe Price Equity Index
                                                      Portfolio
---------------------------------------------------------------------------------------
                        T. Rowe Price International  T. Rowe Price International
                         Series, Inc.                 Stock Portfolio
=======================================================================================
                        T. Rowe Price Fixed Income   T. Rowe Price Limited-Term
                         Series, Inc.                 Bond Portfolio
                                                     T. Rowe Price Prime Reserve
                                                      Portfolio
=======================================================================================

T. Rowe Price No-Load   T. Rowe Price Equity         T. Rowe Price Equity Income
 Immediate Variable      Series, Inc.                 Portfolio
 Annuity                                             T. Rowe Price New America
                                                      Growth Portfolio
                                                     T. Rowe Price Personal Strategy
                                                      Balanced Portfolio
                                                     T. Rowe Price Mid-Cap
                                                      Growth Portfolio
                                                     T. Rowe Price Blue Chip
                                                      Growth Portfolio
                                                     T. Rowe Price Health
                                                      Sciences Portfolio
                                                     T. Rowe Price Equity
                                                      Index Portfolio
---------------------------------------------------------------------------------------
                        T. Rowe Price International  T. Rowe Price International
                         Series, Inc.                 Stock Portfolio
---------------------------------------------------------------------------------------
                        T. Rowe Price Fixed Income   T. Rowe Price Limited-Term
                         Series, Inc.                 Bond Portfolio
                                                     T. Rowe Price Prime Reserve
                                                      Portfolio
=======================================================================================

IN WITNESS WHEREOF,  the parties hereby amend this Schedule 2 in accordance with
Article II of the Agreement.

        SECURITY BENEFIT LIFE INSURANCE AND
        ANNUITY COMPANY OF NEW YORK

        By its authorized officer

        By: ROGER K. VIOLA
           ---------------------------------------
        Title: Secretary
        Date:  March 14, 2001

        T. ROWE PRICE INVESTMENT SERVICES, INC.

        By its authorized officer

        By: DARRELL BRAMAN
           ---------------------------------------
        Title: Vice President
        Date:  March 23, 2001

        T. ROWE PRICE ASSOCIATES, INC.

        By its authorized officer

        By: DARRELL BRAMAN
           ---------------------------------------
        Title: Vice President
        Date:  March 23, 2001

                                   SCHEDULE 3

                    SEPARATE ACCOUNTS OF THE SECURITY BENEFIT
                       COMPANIES SUPPORTING THE CONTRACTS

   Effective  as of the  Effective  Date,  the  following  separate  account and subaccounts are subject to the Agreement:

=================================================================================
    Name of Separate       Date Established by   SEC 1940 Act   Type of Product
      Account and          Board of Directors    Registration   Supported by
      Subaccounts            of the Company         Number         Account
=================================================================================
T. Rowe Price Variable     November 11, 1994       811-8726      Variable Annuity
Annuity Account of
Security Benefit

  Equity Income
   Subaccount

  International Stock
   Subaccount

  Limited-Term Bond
   Subaccount

  New America Growth
   Subaccount

  Personal Strategy
   Balanced Subaccount
================================================================================

Effective  as of  January  2,  1997,  the  following  separate  accounts  and/or subaccounts  are  hereby  added  to this  Schedule  3 and  made  subject  to the
Agreement:

=================================================================================
    Name of Separate       Date Established by   SEC 1940 Act   Type of Product
      Account and          Board of Directors    Registration   Supported by
      Subaccounts            of the Company         Number         Account
=================================================================================
Prime Reserve              Not applicable         811-8726      Variable Annuity
Subaccount

Mid-Cap Growth
Subaccount
================================================================================

Effective  as of  February  1, 2001,  the  following  separate  accounts  and/or subaccounts  are  hereby  added  to this  Schedule  3 and  made  subject  to the
Agreement:

=================================================================================
    Name of Separate       Date Established by   SEC 1940 Act   Type of Product
      Account and          Board of Directors    Registration   Supported by
      Subaccounts            of the Company         Number         Account
=================================================================================
Blue Chip Growth           Not applicable         811-8726      Variable Annuity
 Subaccount

Health Sciences
 Subaccount

Equity Index
 Subaccount
================================================================================

IN WITNESS WHEREOF,  the parties hereby amend this Schedule 3 in accordance with
Article II of the Agreement.

        SECURITY BENEFIT LIFE INSURANCE AND
        ANNUITY COMPANY OF NEW YORK

        By its authorized officer

        By: ROGER K. VIOLA
           ---------------------------------------
        Title: Secretary
        Date:  March 14, 2001

        T. ROWE PRICE INVESTMENT SERVICES, INC.

        By its authorized officer

        By: DARRELL BRAMAN
           ---------------------------------------
        Title: Vice President
        Date:  March 23, 2001

        T. ROWE PRICE ASSOCIATES, INC.

        By its authorized officer

        By: DARRELL BRAMAN
           ---------------------------------------
        Title: Vice President
        Date:  March 23, 2001